Exhibit 10.33

FORM OF SECURITIES PURCHASE AGREEMENT

BY AND AMONG

HADRON, INC.

AND

THOSE INDIVIDUALS WHOSE NAMES
APPEAR ON THE SIGNATURE PAGES ATTACHED HERETO

November 2, 2001

i

ii

iii

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (“Agreement”), dated as of the 2nd day of November, 2001, is made by and among HADRON, INC. (the “Company”), a corporation organized under the laws of the State of New York and those individuals whose names appear on the signature pages attached hereto (each, a “Purchaser” and, collectively, the “Purchasers”).

INTRODUCTION

A.    The issued and outstanding capital stock of the Company consists, as of the date hereof, of 6,548,843 shares of common stock, par value $.02 per share (“Common Stock” or “Shares”); and

B.    The Company is seeking up to $3.5 Million in equity financing to finance in part the acquisition (the “Acquisition”) of Analex Corporation (“Analex”), a Nevada corporation providing design, development, analysis, and testing of products and systems for the aerospace, medical, hi-tech manufacturing, telecommunications, and information technology industries.

C.    In order to raise capital for the Acquisition, the Company is offering to issue and sell (i) Shares at a price of $1.14 per share to Purchasers who purchase less than $500,000 (or 438,506 Shares) of the Company’s securities and (ii) units (“Units”) consisting of Shares and warrants to purchase .2061 shares of Common Stock for each Share purchased, in the form of Exhibit A, at a price of $1.14 per Unit for Purchasers who purchase $500,000 or more worth of the Company’s securities.

D.    Each of the Purchasers desires to purchase, and the Company desires to issue and sell either (i) the number of Shares, set forth opposite the name of such Purchaser in Exhibit B hereto.

E.    The Shares and the Units may from time to time hereinafter be referred to as the “Securities.”

NOW THEREFORE, in consideration of the foregoing and the representations, warranties and agreements herein contained, the parties agree as follows:

ARTICLE I

DEFINITIONS

Definitions.    Defined terms have the meanings ascribed to herein. In addition, the following terms, as used herein, have the following meanings:

“Encumbrances” means liens, mortgages, charges, security interests, pledges, adverse claims, and other defects in title generally considered to be encumbrances. When referring to the shares of stock of the Company, Encumbrances also means any preemptive rights, rights of first refusal or restriction of any kind.

“Governmental Authority” means any United States federal, state or local or any foreign or tribal government, governmental regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Person” means an individual, a corporation, a partnership, an association, a labor union, a trust or any other entity or organization, including a government, a governmental body, a political subdivision or an agency of instrumentality thereof.

“Subsidiary” with respect to any party to this Agreement, means any corporation or other business entity, whether or not incorporated, of which at least 50% of the securities or interests having, by their terms, ordinary voting power to elect members of the Board of Directors, or other persons performing similar functions with respect to such entity, is held directly or indirectly by such party.

“To the knowledge of the Company” means the actual knowledge of the principal officers of the Company.

ARTICLE II

PURCHASE AND SALE OF SHARES
AND PURCHASE WARRANTS

2.1   Purchase and Sale of Units.    Upon the terms and conditions of this Agreement and in reliance on the representations and warranties set forth in Article III, at the Closing (as defined below) each Purchaser will purchase from the Company, and the Company will issue and sell to each of the Purchasers, either

(a)  The number of Shares of Common Stock set forth opposite the name of such Purchaser in Exhibit B hereto for a purchase price of $1.14 per Share; or

(b)  Units consisting of the number of Shares of Common Stock and Purchase Warrants set forth opposite the name of such Purchaser in Exhibit B hereto for a purchase price of $1.14 per Unit.

2.2   Purchase Price; Escrow.    The aggregate purchase price for all the Securities (“Purchase Price”) is                                                  Dollars ($            ), payable as set forth in Section 2.3. Each Purchaser shall pay that portion of the Purchase Price set forth opposite his/her name in Exhibit B attached hereto.

2.3   Payment Terms; Escrow of Funds.

(a)  Each Purchaser shall pay his/her portion of the Purchase Price by wire transfer of immediately available funds to an escrow account (the “Escrow Account”) established by the Company with the Bank of America (the “Bank”) as designated in writing by the Company to the Purchasers not less than three (3) days prior to Closing and Company will provide reasonable notice of such date to Purchasers.

(b)  The Company shall cause all amounts and monies constituting the Purchase Price (the “Proceeds”) to remain in the Escrow Account until such time as required for payment or transfer by the Company at Closing of the Acquisition. Pending disbursement of the Proceeds, the Company shall cause the Bank to invest the Proceeds in Permitted Investments. For purposes of this Section 2.3(b), “Permitted Investments” shall mean (i) interest–bearing bank accounts of, or certificates of deposit issued by, any commercial bank organized and doing business under the laws of the United States of America or any state thereof or (ii) interest–bearing obligations of the United States of America.

(c)  In the event that the Acquisition is not consummated for any reason, upon its determination (such determination to be made as soon as practicable) that the prospects for completing the Acquisition has been exhausted, the Company shall immediately cause the Bank to return to each Purchaser that portion of the Purchase Price set forth opposite his/her name as set forth on Exhibit B attached hereto together with all accrued interest thereon.

2.4   The Closing.    The closing (“Closing”) shall take place at the offices of Holland & Knight, LLP, 2099 Pennsylvania Avenue, Suite 100, Washington, DC 20006, on the closing date of the Acquisition (“Closing Date”).

2.5   Use of Proceeds.    The proceeds from the sale of the Units by the Company hereunder shall be used by the Company to finance the Acquisition.

2.6   Transfer Taxes.    All transfer taxes, fees and duties under applicable law incurred in connection with the initial sale and transfer of the Shares and Purchase Warrants under this Agreement, if any, will be borne and paid by the Company and the Company shall promptly reimburse the Purchasers for any such tax, fee or duty which any of them is required to pay under applicable law.

ARTICLE III

REPRESENTATIONS AND WARRANTIES
OF THE COMPANY

The Company represents and warrants to the Purchasers, except as set forth in the attached disclosure schedules (the “Disclosure Schedules”), as follows:

3.1   Organization of the Company.    The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. The Company has the corporate power and authority to own all of its properties and assets and to carry on its business as now being conducted. The Company is duly qualified and in good standing to do business in each jurisdiction in which the failure to so qualify might have a material adverse effect upon the business or properties of the Company.

3.2   Authority Relative to This Agreement.    The Company has the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by the Company of this Agreement, and the consummation by each of the transactions contemplated hereby, have been duly authorized by the Company’s Board of Directors, and no other corporate proceedings on the part of the Company are necessary with respect thereto. This Agreement has been duly executed and delivered by the Company. This Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as its terms may be limited by: (i) bankruptcy, insolvency or similar laws affecting creditors’ rights generally; or (ii) general principles of equity, whether considered in a proceeding in equity or at law.

3.3   Capitalization of the Company; Validity of Shares.

(a)  The authorized capital of the Company consists of twenty million (20,000,000) shares of Common Stock with a par value of two cents ($0.02). All of the issued and outstanding shares of capital stock of the Company are validly issued and outstanding, fully paid and nonassessable and free of preemptive rights. Except as disclosed in the Schedule 3.3 there are no options, warrants, convertible securities or other rights, agreements, voting agreements, arrangements or commitments of any character relating to the capital stock of the Company or obligating the Company to issue or sell any shares of capital stock of, or other interest in, the Company.

(b)  Except as disclosed in the Schedule 3.3, there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of Common Stock or options or warrants to purchase Common Stock, or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

(c)  The stock register of the Company maintained by American Stock Trust and Transfer the Company, the Company’s Transfer Agent, accurately records (i) the name and address of each Person owning Shares of capital stock of the Company, and (ii) the certificate number of each certificate evidencing Shares of capital stock issued by the Company, the number of shares evidenced by each such certificate, the date of issuance thereof and, in the case of cancellation, the date of cancellation.

(d)  The Company’s total issued and outstanding capital stock is 6,539,144 shares of Common Stock as of September 30, 2001 (excepting only shares issued after

September 30, 2001, upon the exercise of options or warrants or conversion of convertible notes existing on such date) and the Company’s total issued and outstanding shares, together with any other shares of capital stock which may be issuable, on a fully-diluted, as-converted basis (including, but not limited to, any outstanding options, securities convertible into Common Stock and/or warrants), are 7,971,382 shares of Common Stock and equivalents as of September 30, 2001

3.4   The Company Subsidiaries .    Each Subsidiary of the Company is listed on Schedule 3.4 hereto. The Company has conducted its business solely through the Company and its Subsidiaries at all times. All assets, properties and rights relating to the Company’s business are held by and all agreements, obligations and transactions relating to the Company’s business have been entered into, incurred and conducted by, the Company and its Subsidiaries. Each Subsidiary of the Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the corporate power to carry on its business as it is now being conducted or presently proposed to be conducted. Each Subsidiary of the Company is duly qualified and in good standing to do business in each jurisdiction in which the failure to so qualify might have a material adverse effect upon the business or properties of the CompanyCompany.

3.5   No Violation .    The execution and delivery by the Company of this Agreement will not: (i) violate or result in a breach of any provision of the Certificate of Incorporation or Bylaws of the Company; (ii) result in a breach, or default, or give rise to any right of termination, modification or acceleration or give rise to any Encumbrance under the provisions of any agreement or other instrument or obligation to which the Company is a party or by which the Company, the Shares, or any of the Company’s capital stock assets, properties or businesses may be bound; (iii) violate any law or Governmental Order applicable to the Company or the Shares; or (iv) cause the acceleration of vesting or rights to exercise stock options, warrants or to convert convertible securities of the Company.

3.6   Consents and Approvals .    Except as set forth in Schedule 3.6, there is no requirement applicable to the Company to make any filing with, or obtain the consent or approval of, any Person as a condition to the consummation of the Acquisition or the transactions contemplated by this Agreement.

3.7   Financial Statements .    The Company has previously furnished each Purchaser with true and complete copies of its audited financial statements, including the notes thereto for the fiscal years ending June 30, 1999, 2000 and 2001 and unaudited financial statements for the six (6) months ending December 31, 2000 (the “the Company Financial Statements”) together with the reports on such statements of the Company’s independent public accountants. Such Financial Statements present fairly the financial position of the Company as of such dates and the results of their operations and changes in financial position for such periods and have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis.

3.8   Absence of Change.    Since December 31, 2000, there has not been any material adverse change in the financial condition of the Company and the Company’s Subsidiaries taken as a whole. Without limiting the generality of the foregoing, since that date none of the Company and the Company’s Subsidiaries has engaged in any practice, taken any action, or entered into any transaction outside the ordinary course of business the primary purpose or effect of which has been to generate or preserve cash.

3.9   Undisclosed Liabilities.    The Company and the Company’s Subsidiaries have not incurred any liabilities or obligations which are not reflected in the Company Financial Statements, other than those incurred subsequent to such date in the ordinary course of business and consistent with past practices of the Company and which do not and would not be reasonably expected to have a material adverse effect on the Company and the Company’s Subsidiaries taken as a whole. Reserves are reflected on the Company’s balance sheet dated December 31, 2000 for all liabilities of the Company in amounts that have been established on a basis consistent with the past practices of the Company and in accordance with GAAP.

3.10   Current Information.    The Company has previously delivered to the Purchasers non-public information relating to the business and affairs of the Company. At the time of delivery thereof none of such information contained, or will contain, any untrue statement of a material fact or omitted, or will omit, to state a fact necessary in order to make such statements made therein, in light of the circumstances in which they were made, not misleading.

3.11   Litigation.    There are no actions, suits, claims, investigations or proceedings pending or, to the knowledge of the Company, threatened against the Company, before any court, Governmental Authority or arbitrator, domestic or foreign, that has or can reasonably be expected to have a material adverse effect on the Company or which seek to prevent, restrict or delay the consummation of the Acquisition or the transactions contemplated by this Agreement. Furthermore, there are no judgments, orders or decrees of any such court, Governmental Authority or arbitrator, domestic or foreign, that has or can reasonably be expected to have any such effect.
3.12   Investment Banking; Brokerage.    There are no claims for investment banking fees, brokerage commissions, finder’s fees or similar compensation (exclusive of professional fees to lawyers and accountants) in connection with the transactions contemplated by this Agreement payable by the Company or the Company’s Subsidiaries based on any arrangement or agreement made by or on behalf of the Company the Company’s Subsidiaries.

3.13   Reports and Financial Statements.    The Company has filed all reports required to be filed with the Commission pursuant to the Exchange Act or the Securities Act (collectively, the “SEC Reports”). Such SEC Reports, as of their respective dates, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and none of the such SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

3.14   Full Disclosure.    None of the representations and warranties of the Company made in this Article contains any untrue statement of material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PURCHASERS

Each Purchaser (for himself or herself only) represents and warrants to the Company as follows:

4.1   Authority.    Such Purchaser is legally competent to and has full right, authority and power to enter into this Agreement and each agreement, document and instrument to be executed and delivered by or on behalf of such Purchaser pursuant to or as contemplated by this Agreement and to carry out the transactions contemplated hereby and thereby. This Agreement and each agreement, document and instrument executed and delivered by such Purchaser pursuant to or as contemplated by this Agreement constitute, or when executed and delivered will constitute, valid and binding obligations of such Purchaser enforceable in accordance with their respective terms except as its terms may be limited by: (i) bankruptcy, insolvency or similar laws affecting to creditors’ rights generally; or (ii) general principles of equity, whether considered in a proceeding in equity or at law.

4.2   Investment Status.    Such Purchaser is an “accredited investor” as the term is defined in Rule 501 under the Securities Act of 1933, as amended (the “Securities Act”). Such Purchaser is purchasing the Securities for his/her own account, for investment purposes only and not with a view to, or any present intention of, effecting a distribution of such securities or any part thereof except pursuant to a registration or an available exemption under applicable law. Such Purchaser acknowledges that his respective Securities and the shares of Common Stock which such Purchaser may acquire through exercise of the Purchase Warrants have not been registered under the Securities Act or the securities laws of any state or other jurisdiction and cannot be disposed of unless they are subsequently registered under the Securities Act and any applicable state laws or exemption from such registration is available. Such Purchaser is able to bear the economic risk of losing his or her entire investment in the Securities. Such Purchaser’s overall financial commitment to investments that are not readily marketable is not disproportionate to his or her net worth, and the purchase of the Securities will not cause his or her overall commitment to be excessive.

4.3   Investment Banking; Brokerage Fees.    Such Purchaser has not incurred or become liable for any broker’s or finder’s fee, banking fees or similar compensation relating to or in connection with the transactions contemplated hereby.

4.4  Information and Experience.    Such Purchaser has been furnished with sufficient written and oral information about the Company to allow it to make an informed investment decision prior to purchasing the Securities and has been furnished access to any additional information that it may require. Such Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the Securities. Such Purchaser is fully familiar with the business proposed to be conducted by the Company and with the Company’s proposed use of the proceeds from the sale of Securities. The Purchaser has a pre-existing relationship with the Company and its affiliates which enables the Purchaser to be aware of the character and general business and financial circumstances of the Company and its management.

4.5  Reliance.    Such Purchaser understands that the Securities have not been registered under the Act, or under any state securities laws, on the grounds that the sale of the Securities to the Purchaser is exempt from registration. Such Purchaser further acknowledges that reliance on such exemptions is, in part, based upon the foregoing representations, warranties and covenants of such Purchaser.

4.6  Legends.

(a)  Such Purchaser understands and agrees that each certificate for Shares, and each certificate for Shares issued to any subsequent transferee of any such certificate, shall be stamped or otherwise imprinted with a legend in substantially the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE “ACT”), AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS AND UNTIL REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL TO THE HOLDER OF THESE SHARES IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER, THAT SUCH OFFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION, TRANSFER OR OTHER DISPOSITION IS EXEMPT FROM REGISTRATION OR IS OTHERWISE IN COMPLIANCE WITH THE ACT AND SUCH LAWS.

(b)  Such Purchaser further understands and agrees that the legend requirements of this Section 4.6 shall terminate when either (x) the Shares in question shall have been effectively registered under the Securities Act and disposed of pursuant thereto or (y) the Company shall have received an opinion of counsel reasonably satisfactory to it that such legend is not required in order to insure compliance with the Securities Act of 1933.

ARTICLE V

CONDITIONS TO OBLIGATIONS OF PURCHASERS

The obligation of Purchasers to consummate the transactions contemplated by this Agreement shall be subject, to the extent not waived, to each of the following conditions.

5.1   Representations and Warranties.    Except for changes expressly contemplated by this Agreement, each of the representations and warranties of Company contained in this Agreement, which representations and warranties include the information in the schedules corresponding thereto, shall be true and correct in all material respects as of the date of Closing and Company shall have delivered to the Purchasers a certificate to that effect signed by an officer of the Company.

5.2   Corporate Authorization.    All corporate action required to be taken by the Company in connection with the transactions contemplated hereby shall have been taken, all documents incident thereto shall be reasonably satisfactory in substance and form to the majority of the Purchasers and the Purchasers shall have received such originals or copies of such documents as they may reasonably request.

5.3   Approvals and Consents.    The Company shall have made all filings with and notifications of governmental authorities, regulatory agencies and other entities required to be made by it in connection with the execution and delivery of this Agreement and the performance by them of the transactions contemplation hereby and the Purchasers shall have received copies of all required authorizations, waivers, consents and permits to permit the consummation of the transactions contemplated by this Agreement, in form and substance satisfactory to the Purchasers.

5.4   Injunction, Litigation, etc.    No order of any court or governmental agency shall be in effect which restrains or prohibits the consummation of the Acquisition or the transactions contemplated by this Agreement or which would limit or affect the ability of Purchasers to own and control a portion of the Company, and there shall not have been threatened, nor shall there be pending, any action or proceeding by or before any such court or governmental agency seeking to prohibit or delay or challenging the validity of the Acquisition or the transactions contemplated by this Agreement.

5.5   Delivery of Closing Documents.    At the Closing Date, the Company shall have delivered, or shall have caused to be delivered, to the Purchasers, all in form and substance satisfactory to the Purchasers, the following:

(a)  A certificate of the Secretary of the Company which shall certify the names of the officers of the Company authorized to sign this Agreement and the other documents, instruments or certificates to be delivered pursuant to this Agreement by the Company or any of its officers, together with the true signatures of such officers;

(b)  The certificates required under Sections 5.1 of the Agreement;

(c)  Stock certificates issued, or instructions to the Company’s Transfer Agent to issue stock certificates, in the names of the Purchasers for the shares set forth opposite each Purchaser’s name in Exhibit B;

(e)  For those Purchasers who are purchasing Units, Purchase Warrants issued in the names of the Purchasers as set forth opposite each Purchasers name in Exhibit B; and

(f)  Such other supporting documents and certificates as the Purchasers may reasonably request and as may be required pursuant to this Agreement.

ARTICLE VI

CONDITIONS TO OBLIGATIONS
OF THE COMPANY

The obligation of the Company to consummate the transactions contemplated by this Agreement shall be subject, to the extent not waived, to the satisfaction of each of the following conditions.

6.1   Representations and Warranties.    Except for changes expressly contemplated by this Agreement, each of the representations and warranties of the Purchasers contained in this Agreement shall be true and correct in all material respects as of the date of Closing, and the Purchasers shall have delivered to Company a certificate to that effect.

6.2   Injunction, Litigation, etc.    No order of any court or governmental agency shall be in effect which restrains or prohibits the consummation of the transactions contemplated by this Agreement and there shall not have been threatened, nor shall there be pending, any action or proceeding by or before any such court or governmental agency seeking to prohibit or delay or challenging the validity of the Acquisition or any of the transactions contemplated by this Agreement.

6.3   Delivery of Closing Documents.    At the Closing Date, the Purchasers shall have delivered, or shall have caused to be delivered, to the Company, all in form and substance satisfactory to the Company, the following:

(a)  Confirmation of all bank wire transfers of the entirety of the Purchase Price to the Escrow Account; and

(b)  The certificates required under Sections 6.1 of the Agreement.

ARTICLE VII

INDEMNIFICATION

7.1   Indemnification by the Company.    Subject to the limitations contained in this Article, the Company will indemnify and hold Purchaser harmless from any damage, loss, liability or expense including, without limitation, reasonable expenses of investigation and reasonable attorneys’ fees arising out of:

(a)  Any breach of a representation and warranty made by the Company in this Agreement; or

(b)  The breach of any agreement of the Company contained in this Agreement.

7.2   Indemnification by Purchaser.    Subject to the limitations contained in this Article, each Purchaser will indemnify and hold the Company harmless from any damage, loss, liability or expense including without limitation, reasonable expenses of investigation and reasonable attorneys’ fees arising out of:

(a)  Any breach of a representation and warranty made by such Purchaser in this Agreement; or

(b)  The breach of any agreement of such Purchaser contained in this Agreement.

7.3   The Company’s Obligations for Third Party Claims.    The obligation of the Company to indemnify Purchaser under the provisions of this Article with respect to claims resulting from the assertion of liability by Persons not parties to this Agreement (including governmental claims for penalties, fines and assessments) shall be subject to the following terms and conditions:

(a)  Purchaser shall give prompt written notice to the Company of any assertion of liability by a third party which might give rise to a claim for indemnification based on the foregoing provisions of this Article, which notice shall state the nature and basis of the assertion and the amount thereof, to the extent known, provided, however, that no delay on the part of Purchaser in giving notice shall relieve the Company of any obligation to indemnify unless (and then solely to the extent that) the Company are prejudiced by such delay.

(b)  If any action, suit or proceeding (a “Legal Action”) is brought against Purchaser with respect to which the Company may have liability under the foregoing provisions of this Article, the Legal Action shall be defended by the Company and such defense shall include all proceedings for appeal or review which counsel for Purchaser shall deem appropriate.

(c)  Notwithstanding the provisions of the previous subsection of this Agreement, until the Company shall have assumed the defense of any such Legal Action, the defense shall be handled by Purchaser. Furthermore, (A) if the Company fails to provide Purchaser with evidence acceptable to Purchaser that the Company has sufficient financial resources to defend and fulfill its indemnification obligation with respect to the Legal Action; or

(B)  if the Legal Action involves other than money damages and seeks injunctive or other equitable relief; the Company shall not be entitled to assume the defense of the Legal Action and the defense shall be handled by Purchaser. If the defense of the Legal Action is handled by Purchaser under the provisions of this subsection, the Company shall pay all legal and other expenses reasonably incurred by Purchaser in conducting such defense.

(d)  In any Legal Action initiated by a third party and defended by the indemnifying party (A) the indemnified party shall have the right to be represented by advisory counsel and accountants, at its own expense, (B) the indemnifying party shall keep the indemnified party fully informed as to the status of such Legal Action at all stages thereof, whether or not the indemnified party is represented by its own counsel, (C) the indemnifying party shall make available to the indemnified party, and its attorneys, accountants and other representatives, all books and records of the indemnifying party relating to such Legal Action and (D) the parties shall render to each other such assistance as may be reasonably required in order to ensure the proper and adequate defense of such Legal Action.

(e)  In any Legal Action initiated by a third party and defended by the indemnifying party, the indemnifying party shall not make any settlement of any claim without the written consent of the indemnified party, which consent shall not be unreasonably withheld. Without limiting the generality of the foregoing, it shall not be deemed unreasonable to withhold consent to a settlement involving injunctive or other equitable relief against the indemnified party or its assets, employees or business, or relief which the indemnified party reasonably believes could establish a custom or precedent which will be materially adverse to the best interests of its continuing business.

7.4   Purchaser’s Obligations for Third Party Claims.    The obligation of Purchaser to indemnify the Company under the provisions of this Article with respect to claims resulting from the assertion of liability by Persons not parties to this Agreement (including governmental claims for penalties, fines and assessments) shall be subject to the following terms and conditions:

(a)  the Company shall give prompt written notice to Purchaser of any assertion of liability by a third party which might give rise to a claim for indemnification based on the foregoing provisions of this Article, which notice shall state the nature and basis of the assertion and the amount thereof, to the extent known, provided, however, that no delay on the part of the Company in giving notice shall relieve Purchaser of any obligation to indemnify unless (and then solely to the extent that) Purchaser is prejudiced by such delay.

(b)  If any Legal Action is brought against the Company with respect to which Purchaser may have liability under the foregoing provisions of this Article, the Legal Action shall be defended by Purchaser and such defense shall include all proceedings for appeal or review which counsel for the Company shall deem appropriate.

(c)  Notwithstanding the provisions of the previous subsection of this Agreement, until Purchaser shall have assumed the defense of any such Legal Action, the defense shall be handled by the Company. Furthermore, (A) if Purchaser fails to provide the Company with evidence acceptable to the Company that Purchaser has sufficient financial resources to defend and fulfill its indemnification obligation with respect to the Legal Action; or (B) if the Legal Action involves other than money damages and seeks injunctive or other equitable relief; Purchaser shall not be entitled to assume the defense of the Legal Action and the defense shall be handled by the Company. If the defense of the Legal Action is handled by the Company under the provisions of this subsection, Purchaser shall pay all legal and other expenses reasonably incurred by the Company in conducting such defense.

(d)  In any Legal Action initiated by a third party and defended by the indemnifying party (A) the indemnified party shall have the right to be represented by advisory counsel and accountants, at its own expense, (B) the indemnifying party shall keep the indemnified party fully informed as to the status of such Legal Action at all stages thereof, whether or not the indemnified party is represented by its own counsel, (C) the indemnifying party shall make available to the indemnified party, and its attorneys, accountants and other representatives, all books and records of the indemnifying party relating to such Legal Action and (D) the parties shall render to each other such assistance as may be reasonably required in order to ensure the proper and adequate defense of such Legal Action.

(e)  In any Legal Action initiated by a third party and defended by the indemnifying party, the indemnifying party shall not make any settlement of any claim without the written consent of the indemnified party, which consent shall not be unreasonably withheld. Without limiting the generality of the foregoing, it shall not be deemed unreasonable to withhold consent to a settlement involving injunctive or other equitable relief against the indemnified party or its assets, employees or business, or relief which the indemnified party reasonably believes could establish a custom or precedent which will be materially adverse to the best interests of its continuing business.

7.5   Limitations on Indemnification.

(a)  All damages to which the indemnified party may be entitled pursuant to the provisions of this Article shall be net of any insurance coverage in which the indemnified party receives the benefits with respect thereto.

(b)  The indemnification obligations of the Company and the Purchasers under Article V shall terminate one (1) year from the Closing Date, except with respect to any claims for indemnification as to which the indemnified party shall have given the indemnifying party written notice setting forth its claim with reasonable specificity (in contradistinction to generalized allegations) as to the nature thereof on or prior to one (1) year from the Closing Date.

(c)  Notwithstanding any other provision of the Agreement, the Company’s liability to each Purchaser under this Article V shall not exceed that portion of the Purchase Price actually paid by such Purchaser.

7.6   Survival; Investigation.    The representations and warranties of the Company contained in this Agreement shall survive any investigation by any Purchaser and shall not terminate until the first (1st) anniversary of the Closing (the “Survival Date”) at which time they shall lapse. Notwithstanding the provisions of the preceding sentence, any representation or warranty in respect of which indemnification may be sought under Sections 5.1 and 5.2 shall survive the Survival Date if written notice, given in good faith, of the specific breach thereof is given to the Company prior to the Survival Date, whether or not liability has actually been incurred.

ARTICLE VIII

GENERAL PROVISIONS

8.1   Incorporation by Reference .    All documents filed with the United States Securities and Exchange Commission by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934 prior to the date of this Agreement shall be deemed to be incorporated by reference in this Agreement and to be a part hereof. More specifically, but with limiting the foregoing, the Company’s Annual Reports on Form 10-K (including the Company’s transitional Annual report on Form 10-KT) and Quarterly Reports on Form 10-Q as filed with the SEC on May 11, 2001 (10-KT), September 28, 2000 (10-K), August 14, 2001 (10-Q) and May 15, 2001 (10-Q) (collectively, the “Filings”) and each being attached hereto as Exhibits C, D, E, and F, respectively, are incorporated herein by reference and made a part hereof. In the event that any Purchaser has not had access to the Filings, the Company shall provide any Purchaser with a copy of any such Filing upon request.

8.2   Public Announcements.    The parties to this Agreement will consult with one another before issuing any press releases or otherwise making any public statements with respect to the Acquisition, this Agreement and the transactions contemplated hereby and will not issue any such press release or make any such public statement without the consent of the other unless such action is specifically required by law.

8.3   Notices.    Any and all notices, designations, consents, offers, acceptances or any other communication provided for herein shall be given in writing and shall be either hand-delivered or sent by recognized overnight express courier service or by United States mail (registered or certified, return receipt requested) to the parties at the following addresses: (i) if to the Company, to Hadron, Inc., Attention: Sterling E. Phillips, Jr., President, 5904 Richmond Highway, Suite 300, Alexandria, VA 22303, with a copy to HOLLAND & KNIGHT, LLP, 2099 Pennsylvania N.W., Suite 100, Washington, D.C. 20006, Attention: William J. Mutryn, Esquire; and (ii) if to the Purchaser, to the address appearing below, or to such other address as may be designated by the Purchaser in writing in accordance with this Section 6.2. Notice shall be deemed effective upon receipt or within five (5) days after deposit in the United States mail (properly addressed, with postage prepaid thereon), whichever is earlier.

8.4   Governing Law.    This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Virginia without regard to its choice of law rules.

8.5   Schedules.    The information contained in any schedule or exhibit which is referred to in any section of this Agreement shall be deemed to have been disclosed in connection with, and to be incorporated into, that particular section only, and shall not be deemed a part of any other section.

8.6   Headings.    The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of the Agreement.

8.7   Counterparts.    This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.8   Miscellaneous.    This Agreement: (i) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof; (ii) is not intended to and shall not confer upon any Person, other than the parties hereto, any rights or remedies; and (iii) shall not be assigned by operation of law or otherwise.

[Signature Pages to Follow.]

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed and their corporate seals to be hereto affixed and attested by their duly authorized officers.

COMPANY: HADRON, INC.

By:	/s/ STERLING E. PHILLIPS
Sterling E. Phillips President and Chief Executive Officer

PURCHASER:

/s/ GERALD MCNICHOLS
Gerald McNichols

/s/ MICHAEL BESCHE
Michael Besche

VBB TRUST

/s/ MICHAEL A. BESCHE, TRUSTEE
Michael A. Besche, Trustee

/s/ JON M. STOUT
S Co., LLC Jon Stout, General Partner

/s/ SHASHI A. GUPTA
RSSJ Associates, LLC Shashi A. Gupta, Member

/s/ NORMAN DREYFUSS
Norman Dreyfuss

/s/ DEEPAK CHOPRA
Deepak Chopra

/s/ GEORGE TONN
George Tonn

/s/ FRANK DERWIN
Frank Derwin

EXHIBIT B

PURCHASER ALLOCATIONS

Investors	Shares of Common Stock to be Purchased From the Company	Warrants to Purchase Shares of Common Stock From the Company	Aggregate Purchase Price
Gerald McNichols	438,596	90,407	$500,000.00
Michael Besche	100,000		114,000.00
VBB Trust	100,000		114,000.00
RSSJ Associates, LLC	1,754,386	361,628	2,000,000.00
Norman Dreyfuss	100,000		114,000.00
Deepak Chopra	87,709		99,988.26
George Tonn	100,000		114,000.00
Frank Derwin	87,719		100,000.00